Exhibit 99.1

331 Treble Cove Road North Billerica, MA 01862	800.362.2668 www.lantheus.com
Lantheus Holdings, Inc. Reports Fourth Quarter and Full Year 2018 Financial Results

•	Worldwide revenues of $86.3 million and $343.4 million for fourth quarter and full year 2018, respectively; representing an increase of 6.2% and 3.6% over the prior year period, respectively

•
Net income of $13.3 million and $40.5 million for the fourth quarter and full year 2018, representing a decrease of $83.8 million and $82.9 million over the prior period, respectively, driven by adjustments in tax reporting resulting in a net tax benefit of $85.9 million that was realized in 2017

•
EBITDA of $20.0 million and $77.9 million for fourth quarter and full year 2018, representing an increase of 55.6% and 13.0% over the prior year period, respectively; adjusted EBITDA of $25.2 million and $98.1 million for fourth quarter and full year, representing an increase of 21.0% and 4.3% over the prior year period, respectively

•	The Company provides first quarter and full year 2019 revenue and adjusted fully diluted earnings per share guidance
NORTH BILLERICA, Mass., February 19, 2019 - Lantheus Holdings, Inc. (the “Company”) (NASDAQ: LNTH), parent company of Lantheus Medical Imaging, Inc. (“LMI”), a global leader in the development, manufacture and commercialization of innovative diagnostic imaging agents and products, today reported financial results for its fourth quarter and full year ended December 31, 2018.
The Company’s worldwide revenues for the fourth quarter of 2018 totaled $86.3 million, compared with $81.2 million for the fourth quarter of 2017, representing an increase of 6.2% over the prior year period. Full year 2018 worldwide revenues were $343.4 million, compared with $331.4 million in 2017, representing an increase of 3.6% over the prior year.
The Company’s fourth quarter 2018 net income was $13.3 million, or 15.4% of revenues, as compared to $97.1 million, or 119.6% of revenues in 2017, representing a decrease of 86.3%, or $83.8 million, over the prior year period. Full year 2018 net income was $40.5 million, or 11.8% of revenues, as compared to $123.4 million, or 37.2% of revenues in 2017, representing a decrease of $82.9 million, or 67.2%, over the prior year. The fourth quarter and full year 2018 decrease is driven by adjustments in tax reporting resulting in a net tax benefit of $85.9 million that was realized in 2017.
The Company’s fourth quarter 2018 EBITDA was $20.0 million, or 23.1% of revenues, as compared to $12.8 million, or 15.8% of revenues in 2017, representing an increase of 55.6% over the prior year period. Full year 2018 EBITDA was $77.9 million, or 22.7% of revenues, as compared to $68.9 million, or 20.8% of revenues in 2017, representing an increase of 13.0% over the prior year. Adjusted EBITDA for the fourth quarter 2018 was $25.2 million, or 29.2% of revenues, compared to $20.8 million, or 25.7% of revenues in 2017, representing an increase of 21.0% over the prior year period. Full year 2018 adjusted EBITDA was $98.1 million, or 28.6% of revenues, compared to $94.1 million, or 28.4% of revenues in 2017, representing an increase of 4.3% over the prior year. See “Non-GAAP Measures” below for a reconciliation of EBITDA and adjusted EBITDA to net income.
“The fourth quarter marked a great finish to a strong year for Lantheus,” said Mary Anne Heino, President and CEO of Lantheus. “We delivered another solid quarter with 6.2% revenue growth, supported by continued mid-teens worldwide sales growth of DEFINITY. Our 2018 performance is a testament to the strength of the Lantheus team and the opportunities afforded us as a partner of choice in the markets we serve. We enter 2019 confident that Lantheus is well positioned to drive sustainable growth in a dynamic healthcare environment.”
Outlook
The Company guidance for the first quarter and full year 2019 is as follows:

Guidance Issued February 19, 2019
Q1 FY 2019 Revenue Growth	3.0% - 6.0%
Q1 FY 2019 Revenue	$85 million - $87.5 million
Q1 FY 2019 Adjusted Diluted EPS	$0.23 - $0.25

FY 2019 Revenue Growth	4.25% - 5.75%
FY 2019 Revenue	$358 million - $363 million
FY 2019 Adjusted Diluted EPS	$1.14 - $1.17
In the future, the Company will not separately report or forecast EBITDA or adjusted EBITDA. The Company believes that because it has matured as a public company and de-levered, adjusted fully diluted earnings per share is now a more appropriate metric to evaluate its financial performance. The Company does not provide GAAP income per common share or a reconciliation of adjusted diluted EPS to GAAP income per common share on a forward-looking basis because the Company is unable to predict with reasonable certainty business development and acquisition-related expenses, purchase accounting fair value adjustments, and any one-time, non-recurring charges without unreasonable effort. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. As a result, it is the Company’s view that such quantitative reconciliation of adjusted diluted EPS on a forward-looking basis is not available.
Internet Posting of Information
The Company routinely posts information that may be important to investors in the “Investors” section of its website at http://www.lantheus.com/. The Company encourages investors and potential investors to consult its website regularly for important information about the Company.
Conference Call and Webcast
As previously announced, the Company will host a conference call on Wednesday, February 20, 2019 at 8:00 a.m. ET. To access the live conference call via telephone, please dial 1-866-498-8390 (U.S. callers) or 1-678-509-7599 (international callers) and provide passcode 4056488. A live audio webcast of the call also will be available in the Investors section of the Company’s website at www.lantheus.com.
A replay of the audio webcast will be available in the Investors section of our website at www.lantheus.com approximately two hours after completion of the call and will be archived for 30 days.
The conference call will include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, our Form 8-K filed with the SEC today, or otherwise available in the Investor Relations section of our website located at www.lantheus.com.
The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the safe-harbor section of this press release.
About Lantheus Holdings, Inc. and Lantheus Medical Imaging, Inc.
Lantheus Holdings, Inc. is the parent company of LMI, a global leader in the development, manufacture and commercialization of innovative diagnostic imaging agents and products. LMI provides a broad portfolio of products, including the echocardiography contrast agent DEFINITY® Vial for (Perflutren Lipid Microsphere) Injectable Suspension and TechneLite® (Technetium Tc99m Generator), a technetium-based generator that provides the essential medical isotope used in nuclear medicine procedures. The Company is headquartered in North Billerica, Massachusetts with offices in Puerto Rico and Canada. For more information, visit www.lantheus.com.

Non-GAAP Financial Measures
The Company uses non-GAAP financial measures, such adjusted net income and its line components; adjusted net income per share - diluted; EBITDA, adjusted EBITDA; and free cash flow. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. The measures may exclude such items which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company’s reported results of operations for a period. Management uses these and other non-GAAP measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.
This press release includes forward-looking non-GAAP guidance for 2019 adjusted diluted EPS. No reconciliation of this forward-looking non-GAAP guidance was included in this press release because, due to the high variability and difficulty in making accurate forecasts and projections of some of the excluded information and the fact that some of the excluded information is not readily ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measure without unreasonable efforts.
We changed our definition of adjusted net income during the fourth quarter of 2018 to exclude share-based compensation expense, amortization of acquired intangible assets, asset impairment charges, restructuring charges, other charges associated with permitted acquisitions, charges and gains associated with product or business line discontinuance, changes in contingent purchase price, legal settlements and other one-time, non-recurring charges which do not represent ongoing costs to the business. We believe this change provides a more transparent and comparable view of our financial performance as well as reflects the maturity of the Company as a public entity and its anticipated trajectory of growth and profitability. Accordingly, all prior periods reflected in this press release have been recast to reflect the current definition.
Safe Harbor for Forward-Looking and Cautionary Statements
This press release contains “forward-looking statements” as defined under U.S. federal securities laws, including statements about our 2018 outlook. Forward-looking statements may be identified by their use of terms such as anticipate, believe, confident, could, estimate, expect, intend, may, plan, predict, project, target, will and other similar terms. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements are discussed in our filings with the Securities and Exchange Commission (including those described in the Risk Factors section in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q).

- Tables Follow -

Lantheus Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except per share data – unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenues	$86,271	$81,241	$343,374	$331,378
Cost of goods sold	42,426	43,342	168,489	169,243
Gross profit	43,845	37,899	174,885	162,135
Operating expenses
Sales and marketing	9,911	10,423	43,159	42,315
General and administrative	12,440	14,293	50,167	49,842
Research and development	4,551	3,976	17,071	18,125
Total operating expenses	26,902	28,692	110,397	110,282
Operating income	16,943	9,207	64,488	51,853
Interest expense	4,611	4,263	17,405	18,410
Loss on extinguishment of debt	—	281	—	2,442
Other income	(410)	(6,601)	(2,465)	(8,638)
Income before income taxes	12,742	11,264	49,548	39,639
Income tax (benefit) expense	(551)	(85,862)	9,030	(83,746)
Net income	$13,293	$97,126	$40,518	$123,385
Net income per common share:
Basic	$0.35	$2.58	$1.06	$3.31
Diluted	$0.34	$2.47	$1.03	$3.17
Weighted-average common shares outstanding:
Basic	38,465	37,580	38,233	37,276
Diluted	39,492	39,294	39,501	38,892

Lantheus Holdings, Inc.
Consolidated Segment Revenues Analysis
(in thousands – unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2018	2017	% Change	2018	2017	% Change
United States
DEFINITY	$47,359	$40,546	16.8%	$178,440	$153,581	16.2%
TechneLite	17,262	21,339	(19.1)%	74,042	90,489	(18.2)%
Other	8,130	9,411	(13.6)%	36,098	45,932	(21.4)%
Total United States	72,751	71,296	2.0%	288,580	290,002	(0.5)%
International
DEFINITY	1,206	1,153	4.6%	4,633	3,687	25.7%
TechneLite	6,105	3,405	79.3%	24,816	14,155	75.3%
Other	6,209	5,387	15.3%	25,345	23,534	7.7%
Total International	13,520	9,945	35.9%	54,794	41,376	32.4%
Worldwide
DEFINITY	48,565	41,699	16.5%	183,073	157,268	16.4%
TechneLite	23,367	24,744	(5.6)%	98,858	104,644	(5.5)%
Other	14,339	14,798	(3.1)%	61,443	69,466	(11.5)%
Total Revenues	$86,271	$81,241	6.2%	$343,374	$331,378	3.6%

Lantheus Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data – unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net income	$13,293	$97,126	$40,518	$123,385
Stock and incentive plan compensation	2,481	2,034	9,496	6,769
Amortization of acquired intangible assets	581	836	2,648	3,342
Campus consolidation costs	3	51	1,157	1,152
Asset impairment charges	—	912	—	912
One-time contract and termination costs	—	2,210	—	2,210
Debt financing costs	—	836	—	2,557
Extinguishment of debt and termination costs	—	281	—	2,442
Offering and other costs(a)	—	(26)	—	576
Income tax benefit for release of valuation allowances	(3,969)	(141,094)	(3,969)	(141,094)
Impact of tax charge on deferred taxes	—	45,129	—	45,129
Income tax effect of non-GAAP adjustments(b)	(1,123)	(3,426)	(5,126)	(10,404)
Adjusted net income	$11,266	$4,869	$44,724	$36,976
Adjusted net income, as a percentage of revenues	13.1%	6.0%	13.0%	11.2%

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net income per share - diluted	$0.34	$2.47	$1.03	$3.17
Stock and incentive plan compensation	0.06	0.05	0.24	0.18
Amortization of acquired intangible assets	0.02	0.02	0.06	0.09
Campus consolidation costs	—	—	0.03	0.03
Asset impairment charges	—	0.02	—	0.02
One-time contract and termination costs	—	0.06	—	0.06
Debt financing costs	—	0.02	—	0.07
Extinguishment of debt and termination costs	—	0.01	—	0.06
Offering and other costs(a)	—	—	—	0.01
Income tax benefit for release of valuation allowances	(0.10)	(3.59)	(0.10)	(3.63)
Impact of tax charge on deferred taxes	—	1.15	—	1.16
Income tax effect of non-GAAP adjustments(b)	(0.03)	(0.09)	(0.13)	(0.27)
Adjusted net income per share - diluted	$0.29	$0.12	$1.13	$0.95
Weighted-average common shares outstanding - diluted	39,492	39,294	39,501	38,892

(a)	Represents offering costs incurred on behalf of certain shareholders pursuant to a registration rights agreement and other non-recurring costs.

(b)
The income tax effect of the adjustments between GAAP net income and non-GAAP adjusted net income takes into account the tax treatment and related tax rate that apply to each adjustment in the applicable tax jurisdiction.

Lantheus Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands – unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net income	$13,293	$97,126	$40,518	$123,385
Interest expense, net	4,476	4,257	17,237	18,391
Income tax (benefit) expense (a)	(1,186)	(92,759)	6,175	(92,113)
Depreciation	1,844	2,419	7,377	12,485
Amortization of intangible assets	1,541	1,794	6,552	6,747
EBITDA	19,968	12,837	77,859	68,895
Stock and incentive plan compensation	2,481	2,034	9,496	6,769
Asset write-off (b)	443	1,246	3,716	3,430
Severance and recruiting costs (c)	342	682	2,569	1,715
Offering and other costs (d)	—	(26)	—	576
Campus consolidation costs	3	51	1,157	1,152
Debt refinancing costs	—	836	—	2,557
Extinguishment of debt and debt retirement costs	—	281	—	2,442
New manufacturer costs (e)	1,972	688	3,273	4,304
One-time contract and termination costs	—	2,210	—	2,210
Adjusted EBITDA	$25,209	$20,839	$98,070	$94,050
Adjusted EBITDA, as a percentage of revenues	29.2%	25.7%	28.6%	28.4%

(a)
Represents income tax (benefit) expense, less tax indemnification income associated with BMS. During the three and twelve months ended December 31, 2018, this amount includes the release of our Canadian valuation allowance against our deferred tax assets. During the three and twelve months ended December 31, 2017, this amount includes the release of our domestic valuation allowance against our deferred tax assets and changes enacted under the Tax Cuts and Jobs Act of 2017.

(b)
Represents non-cash losses incurred associated with the write-down of land, inventory and other write-offs of long-lived assets. During the three and twelve months ended December 31, 2017, the amount includes an impairment of land of $0.9 million.

(c)	The amounts consist of severance and recruitment costs related to employees, executives and directors.

(d)	Represents offering costs incurred on behalf of certain shareholders pursuant to a registration rights agreement and other non-recurring costs.

(e)	Represents internal and external costs associated with establishing new manufacturing sources for our commercial and clinical candidate products.

Lantheus Holdings, Inc.
Reconciliation of Free Cash Flow
(in thousands – unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net cash provided by operating activities	$17,306	$13,086	$61,193	$54,777
Capital expenditures	(7,366)	(5,954)	(20,132)	(17,543)
Free cash flow	$9,940	$7,132	$41,061	$37,234

Lantheus Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands – unaudited)

	December 31, 2018	December 31, 2017
Assets
Current assets
Cash and cash equivalents	$113,401	$76,290
Accounts receivable, net	43,753	40,259
Inventory	33,019	26,080
Other current assets	5,242	5,221
Total current assets	195,415	147,850
Property, plant and equipment, net	107,888	92,999
Intangibles, net	9,133	11,798
Goodwill	15,714	15,714
Deferred tax assets, net	81,449	87,010
Other long-term assets	30,232	28,487
Total assets	$439,831	$383,858
Liabilities and stockholders’ equity
Current liabilities
Current portion of long-term debt	$2,750	$2,750
Revolving line of credit	—	—
Accounts payable	17,955	17,464
Accrued expenses and other liabilities	32,050	26,536
Total current liabilities	52,755	46,750
Asset retirement obligations	11,572	10,412
Long-term debt, net	263,709	265,393
Other long-term liabilities	40,793	38,012
Total liabilities	368,829	360,567
Total stockholders’ equity	71,002	23,291
Total liabilities and stockholders’ equity	$439,831	$383,858

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CONTACTS:
Investors:
Mark Kinarney
Director, Investor Relations
978-671-8842
Media:
Meara Murphy
Director, Corporate Communications
978-671-8508